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                           [LETTERHEAD APPEARS HERE]


                                                                     Exhibit 5.2

                                April 23, 1996

Kaiser Aluminum Corporation
5847 San Felipe
Suite 2600
Houston, Texas 77057

Ladies and Gentlemen:

  We have acted as counsel to Kaiser Aluminum Corporation, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (Reg. No. 333-71, the "Registration Statement") that has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to shares of common stock, par value $.01 per share, of the Company (the "Common Stock").

  The shares of Common Stock registered under the Registration Statement may be deliverable, among other things, upon the conversion, exchange or redemption of debt securities (the "Exchangeable Securities") of MAXXAM Inc. ("MAXXAM") which are convertible, exchangeable or redeemable for Common Stock. The Registration Statement also covers such other equity securities of the Company (the "Securities") that may become deliverable in exchange for, or upon redemption or conversion of, Exchangeable Securities by reason of stock splits, combinations, stock dividends, reclassifications, recapitalizations or other actions of the Company that modify its capital structure or by reason of any exchange by MAXXAM of lower voting shares for higher voting shares of the Company as may be permitted by the


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KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL

Kaiser Aluminum Corporation
April 23, 1996
Page 2

terms applicable to any Exchangeable Securities, as well as any such exchange of lower voting shares for higher voting shares.

  In connection with this opinion, we have examined and relied upon originals, photocopies or conformed copies of all such records of the Company and its subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed or photocopies, and the authenticity of the originals of such latter documents. As to various questions of fact material to our opinion, we have relied, without independent investigation or verification, upon statements, representations and certificates of officers and other representatives of the Company its subsidiaries and certificates of public officials.

  Based upon the foregoing, and assuming that the Securities, when and as issued and delivered, (x) do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (y) comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, we are of the opinion that, upon (a) the Board of Directors of the Company and the stockholders of the Company taking all necessary corporate and other actions required under each of the Delaware General Corporation Law (the "GCL"), the Company's Certificate of Incorporation and the Company's Bylaws, in connection with the matters referred to in the second sentence of the second paragraph of this opinion (the "Matters"), (b) the filing of all required documents and instruments relating to the Matters with all appropriate governmental and other authorities, and (c) the issuance of the Securities as contemplated in the second sentence of the second paragraph of this opinion, the Securities will be validly issued under the GCL, fully paid and nonassessable.

  The opinion set forth herein is subject to the following qualifications and limitations:

  (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other laws or court decisions, now or hereafter in


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KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL

Kaiser Aluminum Corporation
April 23, 1996
Page 3

effect, relating to or affecting the rights and remedies of creditors generally.

  (b) The effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

  (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  We call your attention to the fact that we are admitted to practice law only in the State of New York and, in rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York, the GCL and the Federal laws of the United States of America.

  Ezra G. Levin, a director of the Company, is a partner of our firm.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus that forms a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thererunder.

                                        Very truly yours,

                                        KRAMER, LEVIN, NAFTALIS, NESSEN,
                                         KAMIN & FRANKEL